Exhibit 1.01

CONFLICTS MINERALS REPORT

This unaudited Conflict Minerals Report (this “Report”) of ON Semiconductor Corporation (the “Company,” “ON Semiconductor,” “we” or “us”) is attached as Exhibit 1.01 to the Form SD for the year ended December 31, 2016. This Report is also publicly available on the Company’s website at the following link: http://www.onsemi.com/social-responsibility. The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Pursuant to Rule 13p-1 and Section 13(p) of the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Regulations”), the Company was required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined by paragraph (d)(3) of Item 1.01 of Form SD) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

The Company is a broad-based supplier of semiconductor components that serve a variety of end markets, including automotive, communications, computing, consumer, industrial, medical, networking and aerospace/defense. Our extensive portfolio of sensors, power and signal management, logic, system on chip, analog, connectivity, timing, discrete and custom devices helps customers efficiently solve their design challenges in advanced electronic systems and products.

As a purchaser of products containing the minerals tantalum, tin, tungsten or gold (collectively, “3TG”) from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s Corporate Social Responsibility Report is available at http://www.onsemi.com/social-responsibility.

For purposes of this Report, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the Conflict Regulations, the Company has considered its sole product to be semiconductor components.

This Report describes the process undertaken for products that were manufactured, or contracted to be manufactured, during calendar year 2016 and that contain conflict minerals. We completed our acquisition of Fairchild Semiconductor International, Inc. (“Fairchild”) on September 19, 2016, and Fairchild products are included within the scope of this Report. This Report is unaudited, as an independent private sector audit is not required pursuant to guidance provided by the Securities and Exchange Commission.

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

Conflict minerals are obtained from sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to ensuring conflict free sourcing of minerals from our supply chain through collaboration with our suppliers, including through our activities as a member of the Electronic Industry Citizenship Coalition (“EICC”) and a participant in the Conflict Free Sourcing Initiative (“CFSI”), which began as a joint effort between the EICC and Global e-Sustainability Initiative (“GeSI”). As a member of the CFSI, we are required to engage in reasonable due diligence with respect to our supply chain to assure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

Based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, and the Company continues its diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain diligence, the Company used the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the related Supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”) and, among other actions, implemented the following:

•	OECD: Step 1: Established a strong management system

•	The Company continually reviews and updates policies as appropriate to reflect the procedures by which the Company and its suppliers should conduct conflict minerals related due diligence.

•

The Company established an internal management team to support supply chain due diligence. The internal management team includes appropriate employees within the Company’s quality, supply chain, finance, operations and legal departments. Regular reports generated as a result of this internal management team’s efforts were provided to the Audit Committee of the Company.

•

The Company utilized the form conflicts minerals reporting template (“CMRT”), standardized by the EICC, to collect sourcing information from its suppliers to identify whether (i) conflict minerals sourced by such suppliers originated in Covered Countries and (ii) whether or not smelters and refiners (collectively, “smelters”) used by such suppliers (or such suppliers’ suppliers) have been validated as compliant in accordance with the Conflict Free Smelter Program (“CFSP”). Appendix A sets forth a list of smelters, provided by the Company’s suppliers, from which the Company obtains product, including mineral type, standard smelter names, and whether the smelter is on the CFSI Compliant Smelter List (“Conflict Free Smelter List”). In addition, a summary of conflict minerals and countries of origin information, collected in connection with our RCOI efforts, is attached hereto as Appendix B.

•

The CFSI developed an audit protocol for verification of entities as compliant with the CFSP in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conflict Free Smelter List is composed of entities that were determined to be compliant with the CFSP and that have been subject to an independent third party audit to assess whether the entity employed policies, practices, and procedures to source conflict free minerals. ON Semiconductor uses the Conflict Free Smelter List and any other lists that have been recognized by the CFSI, including the London Bullion Metal Association (LBMA) and Responsible Jewelry Council (RJC) lists for gold, for making conflict minerals determinations with respect to conflict minerals sourced by the Company. We are a member of CFSI and have access to CFSI country of origin information for entities on the Conflict Free Smelter List.

•	The Company utilizes an internal compliance audit to assess and confirm that the due diligence approach followed by the Company was in accordance with OECD Guidance.

•

The Company established communication channels with customers and suppliers to inquire about conflict minerals, alert such entities about the risk of using non-CFSP sources and about the grievance mechanisms for our conflict minerals program.

•	OECD: Step 2: Risk Identification and Assessment / Identified supply chain risk

•

The Company believes that it has identified 100% of the suppliers who provide it with 3TG through its supply chain diligence. As of December 31, 2016, the Company received declaration from 100% of its suppliers of conflict minerals using the CMRT.

•

The Company employs a third party web-based software platform to collect, manage and aggregate the CMRT declarations received from its suppliers and to report the results to its customers. This software ensures the Company has an auditable “chain of custody” regarding receipt of declarations and information received from suppliers.

•	The Company’s conflict mineral team reviews all CMRT responses for completeness and consistency with the latest CMRT revision.

•	OECD Step 3: Strategy to respond to Identified risks / Implemented strategy to address that risk

•

The Company’s conflict mineral team reviews and updates the company level CMRT on a monthly basis to identify any risks in the supply chain for non-CFSP compliant smelters reported by suppliers in their submitted CMRT’s.

•

Outreach or encouragement letters will be sent to suppliers to remove or replace non-CFSP compliant smelters. The Company contacts suppliers and continuously sends out reminder emails to request responses or updates.

•	As part of the CFSI Smelter Engagement Team campaign, outreach or encouragement letters are also sent directly by the Company’s conflict minerals coordinator to non-CFSP compliant smelters-.

•

The Company conducts a risk assessment of all suppliers and suppliers are rated using the internally-developed risk matrix system based on the CMRT submitted. Risk levels are No Risk, Low Risk, Medium Risk, High Risk and Critical Risk.

•	No Risk or Low Risk means that a supplier is using 100% CFSP compliant smelters with a publicly-posted conflict minerals policy and that such supplier submitted a product level CMRT.

•	Medium Risk means that a supplier has a rating between Low Risk and High Risk.

•	High Risk or Critical Risk means that a supplier is either using unknown/alleged smelters or has no conflict minerals policy.

•	As of December 31, 2016, 86% of our suppliers are in the “No Risk” or “Low Risk” levels.

•

The Company has developed a date and version controlled document and conflict minerals audit checklist for use in auditing its major suppliers of conflict minerals and has incorporated this checklist into its ongoing supplier audit process.

•	All suppliers receive a letter through a third party solution provider requesting them to:

•	adopt a policy to reasonably assure that the conflict minerals in their products do not directly or indirectly finance or benefit armed groups in the Covered Countries;

•	identify all conflict minerals smelters in their supply chain; and

•	report back to the Company by filling in the latest CMRT.

•	The status of suppliers is discussed internally in monthly reviews with the conflict minerals team and reported to senior management.

•	OECD Step 4: Smelter audits / Independent auditing of smelters

•

The Company’s conflict mineral coordinators are members of the CFSI working teams that continue to encourage smelters to participate in the CFSP. To that end, the Company approaches, through direct communication and smelter outreach, both the smelters and their customers (the Company’s suppliers) in our supply chain. The Company also contributes to thought leadership and participates in the relevant workgroups and taskforces within industry organizations and industry mechanisms.

•	OECD Step 5: Report on supply chain due diligence. Inherent limitations on due diligence measures

•

The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. The Company’s due diligence processes seek data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud.

•	The Company prepares and submits a Conflict Minerals Report to the Securities Exchange Commission on an annual basis. This report is made available and posted publicly on the Company’s website.

Due Diligence Results

As a result of its continuous due diligence with suppliers and smelters through CFSI’s smelter engagement team, the Company has determined that approximately 98% of our smelters are CFSP compliant as of December 31, 2016 compared to 89% at the end of 2015 and 53% at the end of 2014.

Smelter or refiner statuses are defined as follows:

•	Compliant means that a smelter has been audited and found compliant with the relevant CFSP protocol and is included in the CMRT Standard Smelter List.

•	Active means that a smelter has engaged in the CFSP program but has not yet been determined to be compliant and included in the CMRT Standard Smelter List.

•	Eligible means that a smelter meets the definition of a smelter or refiner and is included in the CMRT Standard Smelter List.

•	Not Eligible means that a smelter does not meet the definition of a smelter or refiner or is otherwise ineligible for the program and is not included in the CMRT Standard Smelter List.

•	Alleged means that it is unknown whether the entity is a smelter or refiner. More research is needed and the entity is not included in the CMRT Standard Smelter List.

Products

As indicated above in the Due Diligence section, the Company has been unable to determine the origins of certain of the conflict minerals contained in its products.

Mitigation of Risk Related to Benefiting Armed Groups

The Company continues to improve its processes and procedures to mitigate the risk that its necessary conflict minerals benefit armed groups. In particular, the Company has taken the following steps to improve its due diligence processes:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

APPENDIX A

CONFLICT MINERALS SOURCING INFORMATION

(as of December 31, 2016)

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	Country
1	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
2	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
3	Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
4	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
5	Gold	CID000082	Asahi Pretec Corp.	JAPAN
6	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
7	Gold	CID000920	Asahi Refining USA Inc.	USA
8	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
9	Gold	CID000113	Aurubis AG	GERMANY
10	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
11	Gold	CID000157	Boliden AB	SWEDEN
12	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
13	Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
14	Gold	CID000189	Cendres + Métaux S.A.	SWITZERLAND
15	Gold	CID000233	Chimet S.p.A.	ITALY
16	Gold	CID000362	DODUCO GmbH	GERMANY
17	Gold	CID000401	Dowa	JAPAN
18	Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
19	Gold	CID001322	Elemetal Refining, LLC	USA
20	Gold	CID000694	Heimerle + Meule GmbH	GERMANY
21	Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA
22	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
23	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
24	Gold	CID000814	Istanbul Gold Refinery	TURKEY
25	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
26	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
27	Gold	CID000969	Kennecott Utah Copper LLC	USA
28	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
29	Gold	CID001078	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
30	Gold	CID001113	Materion	USA
31	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
32	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
33	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
34	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
35	Gold	CID001157	Metalor USA Refining Corporation	USA
36	Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
37	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	Country
38	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
39	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
40	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
41	Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
42	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
43	Gold	CID001352	PAMP S.A.	SWITZERLAND
44	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
45	Gold	CID001498	PX Précinox S.A.	SWITZERLAND
46	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
47	Gold	CID002510	Republic Metals Corporation	USA
48	Gold	CID001534	Royal Canadian Mint	CANADA
49	Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
50	Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
51	Gold	CID001585	SEMPSA Joyería Platería S.A.	SPAIN
52	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
53	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
54	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
55	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN
56	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
57	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
58	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
59	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
60	Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
61	Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
62	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
63	Gold	CID001993	United Precious Metal Refining, Inc.	USA
64	Gold	CID002003	Valcambi S.A.	SWITZERLAND
65	Gold	CID002030	Western Australian Mint trading as The Perth Mint	AUSTRALIA
66	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
67	Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	JAPAN
68	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
69	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
70	Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
71	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
72	Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	CHINA
73	Tantalum	CID002504	D Block Metals, LLC	USA
74	Tantalum	CID000410	Duoluoshan	CHINA
75	Tantalum	CID000456	Exotech Inc.	USA
76	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
77	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
78	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
79	Tantalum	CID002557	Global Advanced Metals Boyertown	USA

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	Country
80	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
81	Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
82	Tantalum	CID002545	H.C. Starck GmbH Goslar	GERMANY
83	Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY
84	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
85	Tantalum	CID002548	H.C. Starck Inc.	USA
86	Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
87	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
88	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
89	Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	USA
90	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
91	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
92	Tantalum	CID002539	KEMET Blue Metals	MEXICO
93	Tantalum	CID002568	KEMET Blue Powder	USA
94	Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
95	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
96	Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL
97	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
98	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
99	Tantalum	CID001200	Molycorp Silmet A.S.	ESTONIA
100	Tantalum	CID002540	Plansee SE Liezen	AUSTRIA
101	Tantalum	CID002556	Plansee SE Reutte	AUSTRIA
102	Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
103	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
104	Tantalum	CID001891	Telex Metals	USA
105	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
106	Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
107	Tantalum	CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
108	Tin	CID000292	Alpha	USA
109	Tin	CID001070	China Tin Group Co., Ltd.	CHINA
110	Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
111	Tin	CID002570	CV Ayi Jaya	INDONESIA
112	Tin	CID000306	CV Gita Pesona	INDONESIA
113	Tin	CID000313	CV Serumpun Sebalai	INDONESIA
114	Tin	CID000315	CV United Smelting	INDONESIA
115	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
116	Tin	CID000402	Dowa	JAPAN
117	Tin	CID002774	Elmet S.L.U.	SPAIN
118	Tin	CID000438	EM Vinto	BOLIVIA
119	Tin	CID000468	Fenix Metals	POLAND
120	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
121	Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	Country
122	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
123	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
124	Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
125	Tin	CID001142	Metallic Resources, Inc.	USA
126	Tin	CID002773	Metallo-Chimique N.V.	BELGIUM
127	Tin	CID001173	Mineração Taboca S.A.	BRAZIL
128	Tin	CID001182	Minsur	PERU
129	Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
130	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
131	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
132	Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA
133	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
134	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
135	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
136	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
137	Tin	CID002776	PT Bangka Prima Tin	INDONESIA
138	Tin	CID001419	PT Bangka Tin Industry	INDONESIA
139	Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
140	Tin	CID001428	PT Bukit Timah	INDONESIA
141	Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
142	Tin	CID001434	PT DS Jaya Abadi	INDONESIA
143	Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
144	Tin	CID002530	PT Inti Stania Prima	INDONESIA
145	Tin	CID000307	PT Justindo	INDONESIA
146	Tin	CID001453	PT Mitra Stania Prima	INDONESIA
147	Tin	CID001457	PT Panca Mega Persada	INDONESIA
148	Tin	CID001458	PT Prima Timah Utama	INDONESIA
149	Tin	CID001460	PT Refined Bangka Tin	INDONESIA
150	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
151	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
152	Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
153	Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
154	Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
155	Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
156	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
157	Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA
158	Tin	CID002706	Resind Indústria e Comércio Ltda.	BRAZIL
159	Tin	CID001539	Rui Da Hung	TAIWAN
160	Tin	CID001758	Soft Metais Ltda.	BRAZIL
161	Tin	CID001898	Thaisarco	THAILAND
162	Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
163	Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	BRAZIL

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	Country
164	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
165	Tin	CID002180	Yunnan Tin Company Limited	CHINA
166	Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
167	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
168	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
169	Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
170	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
171	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
172	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
173	Tungsten	CID000568	Global Tungsten & Powders Corp.	USA
174	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
175	Tungsten	CID002541	H.C. Starck GmbH	GERMANY
176	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	GERMANY
177	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
178	Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
179	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
180	Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
181	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
182	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
183	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
184	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
185	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
186	Tungsten	CID000966	Kennametal Fallon	USA
187	Tungsten	CID000105	Kennametal Huntsville	USA
188	Tungsten	CID002589	Niagara Refining LLC	USA
189	Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
190	Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
191	Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA
192	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
193	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA

APPENDIX B

Below is a summary of the minerals used in our products and country of origin information, collected as a result of the Company’s RCOI and due diligence from all the suppliers.

CONFLICT MINERALS	SMELTER COUNTRY
TANTALUM

AUSTRIA, BRAZIL, CHINA, ESTONIA, GERMANY, INDIA, JAPAN, KAZAKHSTAN, MEXICO, RUSSIAN FEDERATION, THAILAND, UNITED STATES

* Bolivia, Ethiopia, France, Guinea, Guyana, Madagascar, Malaysia, Namibia, Nigeria, Sierra Leone, Zimbabwe, Mozambique, Burundi, Congo (Democratic Republic of), Rwanda

TIN

BELGIUM, BOLIVIA, BRAZIL, CHINA, INDONESIA, JAPAN, MALAYSIA, PERU, PHILIPPINES, POLAND, SPAIN, TAIWAN, THAILAND, UNITED STATES, VIETNAM

*Australia, Colombia, Laos, Mongolia, Myanmar, Nigeria, Portugal, Russia, Burundi, Congo (Democratic Republic of), Rwanda,

Uganda

TUNGSTEN

AUSTRIA, CHINA, GERMANY, JAPAN, RUSSIAN FEDERATION, UNITED STATES, VIETNAM

* Australia, Cambodia, Canada, Colombia, Mexico, Mongolia, Nigeria, Portugal, Russia, Uzbekistan, Zimbabwe, Burundi

Congo (Democratic Republic of), Rwanda

GOLD

AUSTRALIA, AUSTRIA, BELGIUM, BRAZIL, CANADA, CHINA, GERMANY, INDONESIA, ITALY, JAPAN, KOREA (REPUBLIC OF), MEXICO, NETHERLANDS, PHILIPPINES, RUSSIAN FEDERATION, SINGAPORE, SOUTH AFRICA, SPAIN, SWEDEN, SWITZERLAND, TAIWAN, THAILAND, TURKEY, UNITED STATES

*

As referenced from CSFI’s RCOI data, some smelters are sourcing directly and indirectly from these countries where tantalum, tin and tungsten from the Democratic Republic of the Congo region have been validated by CFSI as “compliant” with CFSP protocols.